PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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      MAXXAM Inc.
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                                                 April 30, 1999



DEAR STOCKHOLDER:

In the coming weeks you are likely to receive proxy solicitation materials from a group of stockholders who are attempting to pressure the Company to adopt an agenda that the Company believes would be harmful to it and you as a stockholder. While we respect the rights of stockholders to submit resolutions and board nominations for consideration, we urge you to vote "FOR" the Company's nominees for the Board of Directors--Robert J. Cruikshank and Stanley D. Rosenberg--and "AGAINST" the two proposals being recommended by this group. The Company believes that casting your votes in this manner is in the best interests of you and MAXXAM.

MAXXAM is concerned that you and other stockholders will be misled by certain statements in the materials likely to be distributed by this group concerning The Pacific Lumber Company and a labor dispute at Kaiser Aluminum. Here are the facts:

FACT:    Two of the proposals are being made by a group of labor and environmental special interests, including the United Steelworkers of America, The Rose Foundation and its president Jill Ratner, who have joined forces in a corporate campaign against the Company. Several years ago The Rose Foundation made an effort to freeze all of the Company's assets in order to advance its particular agenda, and Ms. Ratner admits that she advised another person in a lawsuit against the Company.

FACT:    The March 1999 Headwaters Agreement has won the support of leading federal, state and local politicians, civic leaders, editorial boards and others. Reached after more than a decade of controversy, Pacific Lumber was able to craft an agreement with the Clinton and Davis Administrations that should create a more predictable and viable future for the 130 year old company and its employees, saves environmentally sensitive timberlands for future generations, and benefits the Company's investors and other stakeholders.

FACT:    The United Steelworkers of America have rejected Kaiser
Aluminum's proposals to eliminate artificial work rule restrictions and realize productivity improvements in exchange for wage and benefit increases. Moreover, the union has refused to put Kaiser's offer to a vote by its members.

Keeping these items in mind, here are some additional facts you need to know about these proposals:

               PROPOSAL:   ELECTION OF DIRECTORS

As part of its corporate campaign, The United Steelworkers of America and other stockholders have nominated Howard Metzenbaum and Abner Mikva as Common Directors to the Company's Board of Directors. We urge that you vote "FOR" the Company's nominees--Robert J.
Cruikshank and Stanley D. Rosenberg.

MESSRS. MIKVA AND METZENBAUM'S TROUBLING MEDIA STATEMENTS: The Company believes that Messrs. Metzenbaum and Mikva have demonstrated a disturbing lack of knowledge about its operations, and a desire to favor narrow agendas at the expense of all of the Company's stockholders. The Chicago Tribune (in an article by David Greising, April 9, 1999) said that Mr. Mikva is "hamstrung by an obvious unfamiliarity with the details of MAXXAM's business" and that he appeared to be reading from a script to explain why he is running for a position on the Board. The Tribune concluded that "If it (the interview) were an audition, he wouldn't get the part." Mr. Metzenbaum told The Wall Street Journal (in an article by Mitchel Benson, March 24, 1999) that his chances of winning election are "an extreme long shot . . . But I've been in other situations before where I just thought 'You ought to make a statement.'"<FN1>

OUTSTANDING QUALIFICATIONS OF STANLEY D. ROSENBERG AND ROBERT J.
CRUIKSHANK: The Board of Directors enthusiastically supports the candidacy of Stanley D. Rosenberg and Robert J. Cruikshank as Common Directors. Messrs. Rosenberg and Cruikshank have had distinguished careers in the fields of law and accounting, respectively, and have served as directors in a wide range of corporate, academic and non-profit organizations. As non-management members of the Board, Messrs. Rosenberg and Cruikshank have provided the Company with 24 total years of advice and counsel, and can be expected to continue to well serve the Company in this capacity in the future.

                 PROPOSAL:   CUMULATIVE VOTING

The Rose Foundation, the As You Sow Foundation, Jill Ratner and
Thomas Little, John Harrington, Nell Minow, and Dr. Brent
Blackwelder have submitted a proposal for cumulative voting in the election of Common Directors. The Board of Directors recommends that stockholders vote "AGAINST" this proposal.

PROMOTION OF SPECIAL INTEREST AGENDAS: The Company believes cumulative voting will encourage special interest stockholders to pool their collective voting power to attempt to elect single issue directors. One need look no further than the list of "events" the proponents cite in their proposal to understand the significant potential problems with cumulative voting. These events primarily focus on a narrow set of environmental and labor issues that, while important to the Company, do not reflect the full range of issues in the Company's businesses that its Board of Directors must consider on a regular basis.

                  PROPOSAL:   CLASSIFIED BOARD

The California Public Employees' Retirement System has proposed that the terms for certain of the Company's directors be de-staggered. We urge that you vote "AGAINST" this proposal.

ACCOUNTABILITY AND STABILITY: Directors elected for staggered terms provide continuity and are as accountable to stockholders as they would be if elected annually since the same legal duties and standards of performance apply regardless of the term of service. The Company's stockholders may express their satisfaction or dissatisfaction with the performance of the Board at the annual
election   over one-half of the Company's Board stands for election
every year. The staggered terms for the remaining directors assure that the Company will have a core of experienced directors.


                          EXTREMELY IMPORTANT
   *   VOTE "FOR" STANLEY D. ROSENBERG AND ROBERT J. CRUIKSHANK AS
       COMMON DIRECTORS
   *   VOTE "AGAINST" THE CUMULATIVE VOTING AND CLASSIFIED BOARD PROPOSALS.
   *   COMPLETE, DATE AND SIGN THE WHITE PROXY CARD AS RECOMMENDED IN
       THIS LETTER AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED WITH THE PROXY STATEMENT.
   *   DO NOT VOTE ANY PROXY CARD YOU MAY RECEIVE FROM ANYONE OTHER THAN
       THE COMPANY.
   *   IF YOUR SHARES ARE HELD WITH A BROKERAGE FIRM, YOUR BROKER CANNOT
       VOTE YOUR SHARES UNLESS THEY RECEIVE YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT WITH YOUR VOTING INSTRUCTIONS.
   * IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE COMPANY'S PROXY SOLICITORS, MACKENZIE PARTNERS, INC., TOLL FREE AT 800-322-2888.


<FN1>     No permission has been sought or received to quote from, or refer to, published materials cited in this letter.